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                                                               EXHIBIT 10.2


                 FOURTH AMENDMENT TO THE PAYLESS CASHWAYS, INC.
                          SUPPLEMENTAL RETIREMENT PLAN


         Effective June 16, 1995, Article IV, Sections 4.4(b) and 4.4(c) of The Payless Cashways, Inc. Supplemental Retirement Plan are amended in their entirety to read as follows:

         4.4(b) Amount. A surviving spouse who is eligible pursuant to Section 4.4(a) shall be entitled to a monthly surviving spouse benefit equal to the early retirement benefit the Participant would have been entitled to receive if the Participant had retired on the date before his death and elected a 100 percent joint and survivor annuity.

         4.4(c) Commencement and Duration. Monthly surviving spouse benefit payments shall be payable to the spouse over his/her remaining life and shall commence on the later to occur of the date the Participant would have attained age 55 or the first day of the month coincident with or next following the month of the Participant's death.


         IN WITNESS WHEREOF, Payless Cashways, Inc. has caused this Fourth Amendment to be executed by its duly authorized officers on this 16th day of June, 1995.

                                                     PAYLESS CASHWAYS, INC.
                                                     s/ E.J. Holland, Jr.
                                                     -----------------------
                                                     E. J. Holland, Jr.
                                                     Senior Vice President-
                                                     Human Resources

ATTEST:

s/ Linda J. French
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Linda J. French, Secretary